CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-111688 of Sun Life of Canada (U.S.) Variable Account G on Form N-6 of our report dated April 28, 2005 relating to the financial statements of Sun Life of Canada (U.S.) Variable Account G, and to the incorporation by reference of our report dated March 18, 2005 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company ("Keyport") on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.).

/s/ DELOITTE & TOUCHE

Boston, Massachusetts

December 30, 2005